SMITH BARNEY CORE PLUS BOND FUND, INC.

Sub-Item 77Q1

Registrant incorporates by reference Registrant's Articles of Amendment to Article of Incorporation, Amended Investment Advisory Agreement, Subadvisory Agreement, and Amended Administration Agreement dated March 18, 2005 filed on March 18, 2005.
(Accession No. 0001193125-05-055230)